Exhibit 10(b)(1)(u)

EXECUTION COPY

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT

(NewStar CP Funding LLC)

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of April 16, 2013 (this “Amendment”), is entered into by and among NEWSTAR CP FUNDING LLC, as the Borrower (the “Borrower”), NEWSTAR FINANCIAL, INC., as the Originator and the Servicer, the Lenders identified on the signature pages hereto and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties have entered into that certain Fifth Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2012 (the “Agreement”), by and among the Borrower, the Originator, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Administrative Agent and U.S. Bank National Association, as the Trustee;

WHEREAS, pursuant to and in accordance with Section 13.1 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2. Amendments.

2.1 Clause (b) of the definition of “Change-in-Control” in Section 1.1 of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) the creation or imposition of any Lien on any limited liability company membership interest in the Borrower; other than a pledge by NewStar Financial, Inc. of the limited liability company membership interests in the Borrower to Fortress Credit Corp., as administrative agent under any credit facility, pursuant to a pledge agreement approved by the Administrative Agent; or”

2.2 The definition of “Fortress Notes” in Section 1.1 of the Loan and Servicing Agreement is hereby deleted in its entirety.

2.3 Clause (xxi) of Section 4.1(u) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

“(xx) permit any transfer (whether in any one or more transactions) of any direct ownership interest in the Borrower to the extent it has the ability to control the same, other than a pledge by NewStar Financial, Inc. of the limited liability company membership interests in the Borrower to Fortress Credit Corp., as administrative agent under any credit facility, pursuant to a pledge agreement approved by the Administrative Agent, unless the Borrower delivers to the Administrative Agent and each Lender an acceptable non-consolidation opinion and the Administrative Agent consents to such transfer;”

SECTION 3. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4. Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a) this Amendment has been duly executed and delivered by it;

(b) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c) there is no Termination Event, Unmatured Termination Event, or Servicer Default that is continuing or would result from entering into this Amendment.

SECTION 5. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment.

SECTION 6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	NEWSTAR CP FUNDING LLC

By: NewStar Financial, Inc., its Designated Manager

	By:	/s/ MICHAEL EISENSTEIN
	Name:	Michael Eisenstein
	Title:	Managing Director

THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.

	By:	/s/ MICHAEL EISENSTEIN
	Name:	Michael Eisenstein
	Title:	Managing Director

[Signatures Continue on the Following Page]

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC

	By:	/s/ MATT JENSEN
	Name:	Matt Jensen
	Title:	Vice President

REVOLVING AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ KEVIN SUNDAY
	Name:	Kevin Sunday
	Title:	Director

REVOLVING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ JOHN WALSH
	Name:	John Walsh
	Title:	VP, Senior Director

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